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                                                                     Exhibit 1.2

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                         COMMUNITY HEALTH SYSTEMS, INC.

                            (a Delaware corporation)

             $250,000,000 % Convertible Subordinated Notes due 2008

                             UNDERWRITING AGREEMENT





Dated: October ___, 2001




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                                TABLE OF CONTENTS

                                                                                  PAGE
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
SECTION 1.        Representations and Warranties.....................................3
         (a)      REPRESENTATIONS AND WARRANTIES BY THE COMPANY......................3
         (b)      OFFICER'S CERTIFICATES............................................15

SECTION 2.        Sale and Delivery to Underwriters; Closing........................15
         (a)      INITIAL SECURITIES................................................15
         (b)      OPTION SECURITIES.................................................16
         (c)      PAYMENT...........................................................16

SECTION 3.        Covenants of the Company..........................................17
         (a)      COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION REQUESTS....17
         (b)      FILING OF AMENDMENTS..............................................17
         (c)      DELIVERY OF REGISTRATION STATEMENTS...............................17
         (d)      DELIVERY OF PROSPECTUSES..........................................18
         (e)      CONTINUED COMPLIANCE WITH SECURITIES LAWS.........................18
         (f)      BLUE SKY QUALIFICATIONS...........................................18
         (g)      RULE 158..........................................................19
         (h)      USE OF PROCEEDS...................................................19
         (i)      LISTING...........................................................19
         (j)      RESERVE CONVERSION SHARES.........................................19
         (k)      RESTRICTION ON SALE OF SECURITIES.................................19
         (l)      REPORTING REQUIREMENTS............................................20

SECTION 4.        Payment of Expenses...............................................20
         (a)      EXPENSES..........................................................20
         (b)      TERMINATION OF AGREEMENT..........................................21

SECTION 5.        Conditions of Underwriters' Obligations...........................21
         (a)      EFFECTIVENESS OF REGISTRATION STATEMENT...........................21
         (b)      OPINION OF COUNSEL FOR THE COMPANY................................21
         (c)      OPINION OF COUNSEL FOR THE UNDERWRITERS...........................22
         (d)      OFFICERS' CERTIFICATE.............................................22
         (e)      ACCOUNTANT'S COMFORT LETTER.......................................22
         (f)      BRING-DOWN COMFORT LETTER.........................................22
         (g)      APPROVAL OF LISTING...............................................22
         (h)      DEBT RATING.......................................................22
         (i)      NO OBJECTION......................................................23
         (j)      LOCK-UP AGREEMENTS................................................23
         (k)      INDENTURE AND SECURITIES..........................................23
         (l)      CONDITIONS TO PURCHASE OF OPTION SECURITIES.......................23
         (m)      ADDITIONAL DOCUMENTS..............................................24
         (n)      TERMINATION OF AGREEMENT..........................................24


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
                                TABLE OF CONTENTS
                                   (continued)

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SECTION 6.        Indemnification...................................................24
         (a)      INDEMNIFICATION OF THE UNDERWRITERS BY THE COMPANY AND CHS........24
         (b)      INDEMNIFICATION OF COMPANY, DIRECTORS AND OFFICERS................26
         (c)      ACTIONS AGAINST PARTIES; NOTIFICATION.............................26
         (d)      SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE................27

SECTION 7.        Contribution......................................................27

SECTION 8.        Representations, Warranties and Agreements to Survive Delivery....28

SECTION 9.        Termination of Agreement..........................................29
         (a)      TERMINATION; GENERAL..............................................29
         (b)      LIABILITIES.......................................................29

SECTION 10.       Default by One or More of the Underwriters........................29

SECTION 11.       Notices...........................................................30

SECTION 12.       Parties...........................................................30

SECTION 13.       GOVERNING LAW AND TIME............................................31

SECTION 14.       Effect of Headings................................................31

FORM OF OPINION OF FRIED, FRANK,.....................................................1

HARRIS, SHRIVER & JACOBSON...........................................................1

TO BE DELIVERED PURSUANT TO..........................................................1

SECTION 5(b)(ii) ....................................................................1


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                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
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SCHEDULES
     Schedule A -  List of Underwriters
     Schedule B -  List of Persons Subject to Lock-Up
     Exhibit A-1 - Form of Opinion of Company's General Counsel
     Exhibit A-2 - Form of Opinion of Fried, Frank, Harris, Shriver & Jacobson
     Exhibit B -   Form of Lock-Up Letter


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                         COMMUNITY HEALTH SYSTEMS, INC.

                            (a Delaware corporation)

             $250,000,000 % Convertible Subordinated Notes due 2008

                             UNDERWRITING AGREEMENT

                                                                October __, 2001

Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Credit Suisse First Boston Corporation
Banc of America Securities LLC
J.P. Morgan Securities Inc.
UBS Warburg LLC
c/o Goldman, Sachs & Co.
85 Broad Street
New York, NY 10004

Ladies and Gentlemen:

         Community Health Systems, Inc., a Delaware corporation (the "Company") and CHS/Community Health Systems, Inc., a Delaware corporation ("CHS"), confirm their respective agreements with Goldman, Sachs & Co. ("Goldman Sachs"), and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), with respect to the issue and sale by the Company, and the purchase by the Underwriters, acting severally and not jointly, of an aggregate of $250,000,000 principal amount of the convertible subordinated notes of the Company due 2008 (the "Convertible Notes"), convertible into shares of common stock, par value $.01 per share, of the Company ("Common Stock"), set forth in said Schedules A hereto, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of up to an aggregate of $37,500,000 principal amount of the Convertible Notes for the sole purpose of covering sales of Convertible Notes in excess of the aggregate principal amount of the Initial Securities (as hereinafter defined). The aforesaid aggregate of $250,000,000 principal amount of the Convertible Notes (the "Initial Securities") to be purchased by the Underwriters and all or any part of the aggregate of $37,500,000 principal amount of the Convertible Notes subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities".
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         The Underwriters will concurrently enter into an Agreement Among
Underwriters dated the date hereof providing for the coordination of certain transactions among the Underwriters under the direction of Goldman Sachs.

         The Company and CHS understand that the Underwriters propose to make a public offering of the Securities as soon as the Underwriters deem advisable after this Agreement has been executed and delivered. It is also understood and agreed by all parties that the Company and CHS are concurrently entering into an agreement (the "Common Stock Agreement") with the underwriters named in Schedule A thereto, providing for the sale by the Company of up to a total of 13,800,000 shares of Common Stock (the "Shares"), including the over-allotment option thereunder. The offering of the Securities and the offering of the Shares, however, are independent offerings and are not conditioned on each other. Two forms of prospectuses are to be used in connection with the offering and sale of the Securities and the Shares contemplated by the foregoing, one relating to the Securities hereunder and the other relating to the Shares. No requirement exists that the Underwriters sell the Shares in order to sell the Securities.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-69064), as amended by Amendment No. 1 filed on September 21, 2001, covering the registration of the Securities and the Common Stock issuable upon conversion thereof (the "Conversion Shares") under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses related to the Securities. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus related to the Securities in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations. The information included in any such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information." Each form of prospectus related to the Securities used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final Form of Prospectus related to the Securities in the forms first furnished to the Underwriters for use in connection with the offering of the Securities are herein called the "Prospectus". For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or


                                       2
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any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         SECTION 1. REPRESENTATIONS AND WARRANTIES.

         (a) REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company and CHS represent and warrant to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and if any Option Securities are purchased, as of each Date of Delivery referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

                  (i) COMPLIANCE WITH REGISTRATION REQUIREMENTS. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with in all material respects.

                  At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), including the rules and regulations of the Commission under the Trust Indenture Act (the "Trust Indenture Act Regulations"), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any amendments or supplements thereto were issued and at the Closing Time (and, if any Option Securities are purchased, at each Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to


                                       3
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         the Company in writing by any Underwriter expressly for use in the
         Registration Statement or the Prospectus.

                  Each preliminary prospectus and the Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations, the Trust Indenture Act and the Trust Indenture Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (ii) INDEPENDENT ACCOUNTANTS. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  (iii) FINANCIAL STATEMENTS. The consolidated financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied, except as set forth in the notes to the financial statements, on a consistent basis throughout the periods involved. The supporting schedules included in the Registration Statement present fairly, in all material respects, in accordance with GAAP the information required to be stated therein. The selected consolidated financial and other data and the summary consolidated financial and other data included in the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included in the Registration Statement. The pro forma financial information included in the Registration Statement and the Prospectus present fairly, in all material respects, the information shown therein, and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                  (iv) NO MATERIAL ADVERSE CHANGE IN BUSINESS. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material


                                       4
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         adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (v) GOOD STANDING OF THE COMPANY. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Securities and the Indenture (as hereinafter defined) and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing could not result in a Material Adverse Effect.

                  (vi) GOOD STANDING OF SUBSIDIARIES. (A) Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) and CHS, Community Health Investment Corporation, CHS Professional Service Corporation and Hallmark Healthcare Corporation and each other subsidiary which is a hospital holding company or an operating hospital (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed in Exhibit 21 to the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity and none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are


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         (a) the subsidiaries listed on Exhibit 21 to the Registration Statement and (b) certain other subsidiaries which, considered in the aggregate as a single Subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X.

                  (B) Except to the extent disclosed in Exhibit 21 to the Registration Statement, each of the hospitals described in the Prospectus as owned or leased by the Company is owned or leased and operated by a Subsidiary of which the Company directly or indirectly owns 100% of the outstanding ownership interests. Except as disclosed in the Prospectus, there are no encumbrances or restrictions on the ability of any Subsidiary (i) to pay any dividends or make any distributions on such Subsidiary's capital stock, (ii) to make any loans or advances to, or investments in, the Company, CHS or any other Subsidiary, or (iii) to transfer any of its property or assets to the Company, CHS or any other Subsidiary.

                  (vii) CAPITALIZATION. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company. The shares of issued and outstanding capital stock of the Company have been issued in compliance, in all material respects, with all federal and state securities laws. Except as disclosed in the Prospectus, there are no outstanding options or warrants to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of the Company's capital stock or any such options, warrants, rights, convertible securities or obligations. The description of the Company's stock option and purchase plans and the options or other rights granted and exercised thereunder set forth in the Prospectus accurately and fairly describe, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights.

                  (viii) AUTHORIZATION OF AGREEMENT. This Agreement has been duly authorized, executed and delivered by the Company.

                  (ix) AUTHORIZATION AND DESCRIPTION OF SECURITIES. The Securities to be purchased by the Underwriters from the Company have been duly authorized for


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         issuance and sale to the Underwriters pursuant to this Agreement, and, when issued and delivered by the Company pursuant to this Agreement and the Indenture against payment of the consideration set forth herein, will be validly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company, entitled to the benefits provided by the Indenture, to be dated as of October , 2001 (the "Indenture"), between the Company and First Union National Bank as trustee (the "Trustee), under which the Securities are to be issued which will be substantially in the form filed as an exhibit to the Registration Statement; the Conversion Shares have been duly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Securities and the Indenture, will be validly issued, fully paid and non-assessable and will conform, in all material respects, to all statements relating to Common Stock contained in the Prospectus and such description conforms to the rights set forth in the Company's Restated Certificate of Incorporation; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act and when executed by the Company and the Trustee will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Securities and the Indenture conform, in all material respects, to all statements relating thereto contained in the Prospectus. No holder of the Securities or the Conversion Shares will be subject to personal liability by reason of being such a holder; and the issuance of neither the Securities nor the Conversion Shares is subject to the preemptive or other similar rights of any securityholder of the Company.

                  (x) ABSENCE OF DEFAULTS AND CONFLICTS. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments"), except for such defaults under Agreements and Instruments that would not reasonably be expected to result in a Material Adverse Effect; the execution, delivery and performance of this Agreement, the Securities and the Indenture and the consummation of the transactions contemplated in this Agreement, the Securities, the Indenture and in the Registration Statement (including the issuance and sale of the Securities and the Conversion Shares (when issued and delivered in accordance with the terms of the Securities and the Indenture) and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company and CHS with their obligations under this


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         Agreement, the Securities and the Indenture have been duly authorized by all necessary corporate action and, after giving effect to the use of proceeds as contemplated in the Prospectus under the caption "Use of Proceeds," do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, CHS or any of their subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company, CHS or any of their subsidiaries or, any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, CHS or any of their subsidiaries or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, CHS or any of their subsidiaries.

                  (xi) ABSENCE OF LABOR DISPUTE. No material labor dispute with the employees of the Company, CHS or any of their subsidiaries exists or, to the knowledge of the Company or CHS, is imminent, and neither the Company nor CHS is aware of any existing or imminent labor disturbance by the employees of any of their or any of their subsidiaries' principal suppliers or contractors, which would reasonably be expected to result in a Material Adverse Effect.

                  (xii) ABSENCE OF PROCEEDINGS. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending (other than any sealed "qui tam" actions of which neither the Company nor CHS has any knowledge), or, to the knowledge of the Company or CHS, threatened, against or affecting the Company, CHS or any of their subsidiaries, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which would reasonably be expected to result in a Material Adverse Effect, or which could materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement, or the performance by the Company or CHS of their obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company, CHS or any of their subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary

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         routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

                  (xiii) ACCURACY OF EXHIBITS. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and/or filed as required.

                  (xiv) POSSESSION OF INTELLECTUAL PROPERTY. The Company, CHS and their subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on in all material respects the business now operated by them, and none of the Company, CHS or any of their subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which could render any Intellectual Property invalid or inadequate to protect the interest of the Company, CHS or any of their subsidiaries therein, except for such infringements or conflicts (if the subject of any unfavorable decision, ruling or finding) or invalidities or inadequacies which would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

                  (xv) ABSENCE OF FURTHER REQUIREMENTS. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company or CHS of their obligations hereunder, in connection with the offering, issuance or sale of the Securities or the Conversion Shares (when issued and delivered in accordance with the terms of the Securities and the Indenture) under this Agreement, the consummation of the transactions contemplated by this Agreement, the Securities or the Indenture, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the Trust Indenture Act or the Trust Indenture Act Regulations and foreign or state securities or blue sky laws.

                  (xvi) POSSESSION OF LICENSES AND PERMITS. The Company, CHS and their subsidiaries possess such permits, licenses, provider numbers, certificates, approvals (including, without limitation, certificate of need approvals), consents, orders, certifications (including, without limitation, certification under the Medicare and Medicaid programs), accreditations (including, without limitation, accreditation by the Joint Commission on Accreditation of Healthcare Organizations) and other authorizations (collectively, "Governmental Licenses")

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         issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them (including, without limitation, Governmental Licenses as are required
         (i) under such federal and state healthcare laws as are applicable to the Company, CHS and their subsidiaries and (ii) with respect to those facilities operated by the Company, CHS or any of their subsidiaries that participate in the Medicare and/or Medicaid programs, to receive reimbursement thereunder), except where the failure to poses such Government Licenses or to make such declarations and filings would not reasonably be expected to result in a Material Adverse Effect; the Company, CHS and their subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to result in a Material Adverse Effect; and none of the Company, CHS or any of their subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect. All of the hospitals operated by the Company, CHS and their subsidiaries are "providers of services" as defined in the Social Security Act and the regulations promulgated thereunder and are eligible to participate in the Medicare and Medicaid programs (it being understood that this representation and warranty is to the best of the Company's and CHS's knowledge with respect to the three hospitals acquired by the Company since May 1, 2001).

                  (xvii) ACCOUNTS RECEIVABLE. The accounts receivable of the Company, CHS and their subsidiaries have been and will continue to be adjusted to reflect material changes in the reimbursement policies of third party payors such as Medicare, Medicaid, private insurance companies, health maintenance organizations, preferred provider organizations, managed care systems and other third party payors (including, without limitation, Blue Cross plans). The accounts receivable, after giving effect to the allowance for doubtful accounts, relating to such third party payors do not and shall not materially exceed amounts the Company, CHS and their subsidiaries are entitled to receive.

                  (xviii) COMPLIANCE WITH SOCIAL SECURITY ACT AND OTHER FEDERAL ENFORCEMENT INITIATIVES. Neither the Company and CHS nor, to the knowledge of the Company and CHS, any officers, directors or stockholders, employees or other agents of the Company, CHS or any of their subsidiaries or the hospitals operated by them, has engaged in any activities which are prohibited under

         Federal Medicare and Medicaid statutes including, but not limited to, 42 U.S.C. ss.ss. 1320a-7 (Program Exclusion), 1320a-7a (Civil Monetary Penalties), 1320a-7b (the Anti-kickback Statute), 42 U.S.C. ss. 1395nn and 1396b (the "Stark" law, prohibiting certain self-referrals), or any other federal law, including, but not limited to, the federal TRICARE statute, 10 U.S.C. ss.1071 ET SEQ., the Federal Civil False Claims Act, 31 U.S.C. ss.ss. 3729-32, Federal Criminal False Claims Act, 18 U.S.C. ss. 287, False Statements Relating to Health Care Matters, 18 U.S.C. ss. 1035, Health Care Fraud, 18 U.S.C. ss. 1347, or the federal Food, Drug & Cosmetics Act, 21 U.S.C. ss. 360aaa, or any regulations promulgated pursuant to such statutes, or related state or local statutes or regulations or any rules of professional conduct, including but not limited to the following: (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any applications for any benefit or payment under the Medicare or Medicaid program or from any third party (where applicable federal or state law prohibits such payments to third parties); (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment under the Medicare or Medicaid program or from any third party (where applicable federal or state law prohibits such payments to third parties); (iii) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment under the Medicare or Medicaid program or from any third party (where applicable federal or state law prohibits such payments to third parties) on its own behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; (iv) knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind (a) in return for referring an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid or any third party (where applicable federal or state law prohibits such payments to third parties), or (b) in return for purchasing, leasing or ordering or arranging for or recommending the purchasing, leasing or ordering of any good, facility, service, or item for which payment may be made in whole or in part by Medicare or Medicaid or any third party (where applicable federal or state law prohibits such payments to third parties); (v) knowingly and willfully referring an individual to a person with which they have ownership or certain other financial arrangements (where applicable federal law prohibits such referrals); and (vi) knowingly and willfully violating any enforcement initiative instituted by any governmental agency (including, without limitation, the Office of the Inspector General and the Department of Justice), except for any such activities which are specifically described in the Prospectus or which would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

                  (xix) REGULATORY FILINGS. None of the Company, CHS or any of their subsidiaries or any of the hospitals operated by any of them has failed to file with applicable regulatory authorities any statement, report, information or form required by any applicable law, regulation or order, except where the failure to be so in compliance could not, individually or in the aggregate, have a Material Adverse Effect. Except as described in the Prospectus, all such filings or submissions were in compliance with applicable laws when filed and no deficiencies have been asserted by any regulatory commission, agency or authority with respect to any such filings or submissions, except for any such failures to be in compliance or deficiencies which would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (xx) TITLE TO PROPERTY. The Company, CHS and their subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, in a manner that would reasonably be expected to result in a Material Adverse Effect, affect the value of such property or interfere with the use made or proposed to be made of such property by the Company, CHS or any of their subsidiaries; and all of the leases and subleases of the Company and their subsidiaries, considered as one enterprise, and under which the Company, CHS or any of their subsidiaries holds properties described in the Prospectus, are in full force and effect, and none of the Company, CHS or any of their subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company, CHS or any of their subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company, CHS or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, except where the failure to be in full force and effect or such claim would not reasonably be expected to have a Material Adverse Effect.

                  (xxi) INVESTMENT COMPANY ACT. None of the Company, CHS or their subsidiaries is, and upon the issuance and sale of the Securities and the Conversion Shares (when issued and delivered in accordance with the terms of the Securities and the Indenture) as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus none of them will be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                  (xxii) ENVIRONMENTAL LAWS. Except as described in the Registration Statement and except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) none of the Company, CHS, their subsidiaries or any of the hospitals owned, leased or operated by them is in violation of any federal, state, local or foreign statute, law, rule, regulation, standard, guide, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health or safety, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances (including, without limitation, asbestos, polychlorinated biphenyls, urea-formaldehyde insulation, petroleum or petroleum products) (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, release or threatened release of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company, CHS, their subsidiaries and each of the hospitals owned, leased or operated by them have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company, CHS, their subsidiaries or any of the hospitals owned, leased or operated by them and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company, CHS, any of their subsidiaries or any of the hospitals owned, leased or operated by them relating to Hazardous Materials or any Environmental Laws.

                  (xxiii) REGISTRATION RIGHTS. Except as disclosed in the Prospectus under the caption "Shares Eligible for Future Sale-Registration Rights," there are no persons with registration rights or other similar rights to have any securities of the Company, CHS or any of their subsidiaries registered pursuant to the Registration Statement or otherwise registered by the Company or any other person under the 1933 Act.

                  (xxiv) INSURANCE. The Company, CHS and each of their subsidiaries and each of the hospitals owned, leased or operated by them are insured by insurers of recognized financial responsibility against such loses and risks and in such amounts as are prudent and customary in the healthcare industry; none of the Company, CHS, their subsidiaries or any of the hospitals owned, leased or operated by them has been refused any material insurance coverage sought or applied for since January 1, 2000; and neither the Company nor CHS has any reason to believe that it or any of the hospitals owned, leased or operated by them, will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its operations except where the failure to renew or maintain such coverage would not reasonably be expected to result in a Material Adverse Effect. The officers and directors of the Company are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary for officers' and directors' liability insurance of a public company and as the Company believes would cover claims which would reasonably be expected to be made in connection with the issuance of the Securities; and the Company has no reason to believe that it will not be able to renew its existing directors' and officers' liability insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to cover its officers and directors.

                  (xxv) TAX RETURNS AND PAYMENT OF TAXES. The Company, CHS and their subsidiaries have timely filed all federal, state, local and foreign tax returns that are required to be filed or has duly requested extensions thereof and all such tax returns are true, correct and complete, except to the extent that any failure to file or request an extension, or any incorrectness would not reasonably be expected to result in a Material Adverse Effect. The Company, CHS and their subsidiaries have timely paid all taxes shown as due on such filed tax returns (including any related assessments, fines or penalties), except to the extent that any such taxes are being contested in good faith and by appropriate proceedings, or to the extent that any failure to pay would not reasonably be expected to result in a Material Adverse Effect; and adequate charges, accruals and reserves have been provided for in the financial statements referred to in Section 1(a)(iii) above in accordance with GAAP in respect of all Federal, state, local and foreign taxes for all periods as to which the tax liability of the Company, CHS and their subsidiaries has not been finally determined or remains open to examination by applicable taxing authorities except (A) for taxes incurred after the date of the financial statements referred to in Section 1(a)(iii) or (B) where the failure to provide for such charges, accruals and reserves would not reasonably be expected to result in a Material Adverse Effect. None of the Company, CHS or their subsidiaries is a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Internal Revenue Code of 1986, as amended (the "Code").

                  (xxvi) NO STABILIZATION OR MANIPULATION. None of the Company, CHS or their subsidiaries or, to the best of their knowledge, any of their directors, officers or affiliates has taken or will take, directly or indirectly, any action designed to, or that could be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities in violation of Regulation M under the Securities Exchange Act of 1934, as amended (the "1934 Act").

                  (xxvii) CERTAIN TRANSACTIONS. Except as disclosed in the Prospectus, there are no outstanding loans, advances, or guarantees of indebtedness by the Company, CHS or any of their subsidiaries to or for the benefit of any of the executive officers or directors of the Company or any of the members of the families of any of them that would be required to be so disclosed under the 1933 Act, the 1933 Act Regulations or Form S-1.

                  (xxviii) STATISTICAL AND MARKET DATA. The statistical and market-related data included in the Prospectus are derived from sources which the Company and CHS reasonably and in good faith believe to be accurate, reasonable and reliable in all material respects and the statistical and market-related data included in the Prospectus agrees with the sources from which it was derived in all material respects.

                  (xxix) ACCOUNTING AND OTHER CONTROLS. The Company has established a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions were, are and will be executed in accordance with management's general or specific authorization; (ii) transactions were, are and will be recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets was, is and will be permitted only in accordance with a management's general or specific authorizations; and (iv) the recorded accountability for assets was, is and will be compared with existing assets at reasonable intervals and appropriate action was, is and will be taken with respect to any differences.

         (b) OFFICER'S CERTIFICATES. Any certificate signed by any officer of the Company delivered to Goldman Sachs, the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

         SECTION 2. SALE AND DELIVERY TO UNDERWRITERS; CLOSING.

         (a) INITIAL SECURITIES. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at a purchase price of __% of the principal amount thereof the principal amount of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof.

         (b) OPTION SECURITIES. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase from the Company an additional principal amount of Option Securities, at a purchase price of % of the principal amount thereof. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time for the sole purpose of covering sales of Securities in excess of the aggregate principal amount of the Initial Securities which may be made in connection with the offering and distribution of the Initial Securities upon notice by Goldman Sachs to the Company setting forth the principal amount of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery for the Option Securities (a "Date of Delivery") shall be determined by Goldman Sachs, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any principal amount of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total principal amount of Option Securities then being purchased which the principal amount of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total principal amount of Initial Securities, subject in each case to such adjustments as Goldman Sachs in its discretion shall make to eliminate any sales or purchases of fractional shares.

         (c) PAYMENT. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Debevoise & Plimpton, 919 Third Avenue, New York, New York 10022, or at such other place as shall be agreed upon by Goldman Sachs and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by Goldman Sachs and the Company (such time and date of payment and delivery being herein called "Closing Time").

         In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by Goldman Sachs and the Company, on each Date of Delivery as specified in the notice from Goldman Sachs to the Company.

         The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company ("DTC") or its designated custodian. The Company will deliver the Securities to Goldman Sachs, for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefore by wire transfer of Federal (same-day) funds to the account specified by the Company to Goldman Sachs at least forty-eight hours in advance, by causing DTC to credit the Securities to the account of Goldman Sachs at DTC. The Company will cause the certificates representing the Securities to be made available to Goldman Sachs for checking at least twenty-four hours prior to the Date of Delivery at the office of DTC or its designated custodian (the "Designated Office").

         SECTION 3. COVENANTS OF THE COMPANY.

         The Company covenants with each. Underwriter as follows:

         (a) COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION REQUESTS. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A and will notify Goldman Sachs immediately, and confirm the notice in writing,
(i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities or the Conversion Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order or suspension of the qualification of the Securities and the Conversion Shares and, if any stop order or suspension is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) FILING OF AMENDMENTS. The Company will give Goldman Sachs notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, will furnish Goldman Sachs with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which Goldman Sachs or counsel for Goldman Sachs shall reasonably object.

         (c) DELIVERY OF REGISTRATION STATEMENTS. The Company has furnished or will deliver to the Underwriters and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and copies of all signed consents and certificates of experts, and will also deliver to the Underwriters, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (d) DELIVERY OF PROSPECTUSES. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (e) CONTINUED COMPLIANCE WITH SECURITIES LAWS. The Company will comply with the 1933 Act, the 1933 Act Regulations, the Trust Indenture Act and the Trust Indenture Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement any Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the Trust Indenture Act or the Trust Indenture Act Regulations, the Company will promptly prepare and file with the Commission, subject to
Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

         (f) BLUE SKY QUALIFICATIONS. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as Goldman Sachs may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification of the Securities in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

         (g) RULE 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

         (h) USE OF PROCEEDS. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds".

         (i) LISTING. The Company will use its best efforts to maintain the quotation of the Common Stock on the New York Stock Exchange.

         (j) RESERVE CONVERSION SHARES. The Company will reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligations to issue Conversion Shares.

         (k) RESTRICTION ON SALE OF SECURITIES. During a period of 90 days from the date of the Prospectuses, the Company will not, without the prior written consent of Goldman Sachs, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or securities that are substantially similar to the Common Stock, including, but not limited to, any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan,
(E) any Conversion Shares, or (F) any Common Stock to be sold pursuant to the Common Stock Agreement.

         (l) REPORTING REQUIREMENTS. The Company, during the period when the Prospectus are required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

         SECTION 4. PAYMENT OF EXPENSES.

         (a) EXPENSES. The Company and CHS will pay all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto and the Indenture, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the Securities to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities and the Conversion Shares under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (ix) the fees and expenses of any transfer agent or registrar for the Securities, (x) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities, and (xi) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange. In addition, each of the Company and the Underwriters will pay 50% of the fees and expenses related to the use of chartered aircraft by the Company in connection with the offering of the Securities.

         (b) TERMINATION OF AGREEMENT. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company and CHS shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

         SECTION 5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS.

         The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and CHS contained in Section 1 hereof or in certificates of any officer of the Company, CHS or any of their subsidiaries the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

         (a) EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

         (b) OPINION OF COUNSEL FOR THE COMPANY. At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of:

                  (i) Rachel A. Seifert, Senior Vice President, Secretary and General Counsel of the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A-1 hereto and to such further effect as counsel to the Underwriters may reasonably request; and

                  (ii) Fried, Frank, Harris, Shriver & Jacobson, special counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A-2 hereto and to such further effect as counsel to the Underwriters may reasonably request.

         (c) OPINION OF COUNSEL FOR THE UNDERWRITERS. At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of Debevoise & Plimpton, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters in form and substance reasonably satisfactory to the Underwriters.

         (d) OFFICERS' CERTIFICATE. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, CHS and their subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of the President and Chief Executive Officer and the Executive Vice President and Chief Financial Officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company and CHS have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to such person's knowledge after due inquiry, no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

         (e) ACCOUNTANT'S COMFORT LETTER. At the time of the execution of this Agreement, the Underwriters shall have received from Deloitte & Touche LLP a letter, dated such date, in form and substance reasonably satisfactory to the Underwriters, together with signed or reproduced copies of such letter for each of the other. Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

         (f) BRING-DOWN COMFORT LETTER. At Closing Time, the Underwriters shall have received from Deloitte & Touche LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

         (g) APPROVAL OF LISTING. At Closing Time, the Conversion Shares shall have been approved for listing upon conversion of the Securities on the New York Stock Exchange, subject only to official notice of issuance.

         (h) DEBT RATING. On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities.

         (i) NO OBJECTION. The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements with respect to the Securities.

         (j) LOCK-UP AGREEMENTS. At the date of this Agreement, the Underwriters shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule B hereto.

         (k) INDENTURE AND SECURITIES. The Indenture shall have been duly executed and delivered by the Company and the Trustee and the Securities shall have been duly executed and delivered by the Company and authenticated by the Trustee.

         (l) CONDITIONS TO PURCHASE OF OPTION SECURITIES. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Underwriters shall have received:

                  (i) OFFICERS' CERTIFICATE. A certificate, dated such Date of Delivery, of the President and Chief Executive Officer, and of the Executive Vice President and Chief Financial Officer of the Company, confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

                  (ii) OPINION OF COUNSEL FOR COMPANY. The favorable opinion of Fried, Frank, Harris, Shriver & Jacobson, special counsel for the Company, together with the favorable opinion of Rachel A. Siefert, Senior Vice President, Secretary and General Counsel of the Company, each in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(b) hereof.

                  (iii) OPINION OF COUNSEL FOR UNDERWRITERS. The favorable opinion of Debevoise & Plimpton, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

                  (iv) BRING-DOWN COMFORT LETTER. A letter from Deloitte & Touche LLP, in form and substance reasonably satisfactory to the Underwriters and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(f) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

         (m) ADDITIONAL DOCUMENTS. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

         (n) TERMINATION OF AGREEMENT. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Underwriters by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

         SECTION 6. INDEMNIFICATION.

         (a) INDEMNIFICATION OF THE UNDERWRITERS BY THE COMPANY AND CHS. (1) The Company and CHS jointly and severally agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission; provided that (subject to Section 6(c) below) any such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Goldman Sachs), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

PROVIDED, HOWEVER, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent (A) arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman Sachs expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or (B) resulting from the fact that a court of competent jurisdiction shall have made a final, non-appealable determination that (1) the untrue statement or omission was corrected in the Prospectus, (2) that at a time sufficiently prior to the Closing Time, the Company furnished copies of the Prospectus in sufficient quantities to such Underwriter, (3) that such Underwriter failed to send or give a copy of the Prospectus to the person asserting such loss, liability, claim, damage or expense prior to the written confirmation or the sale of Securities to such person by such Underwriter as required by the 1933 Act or the 1933 Act Regulations, and (4) that the sending of the Prospectus to the person asserting such loss, liability, claim, damage or expense would have constituted a defense to the claim asserted by such person or persons.

         (2) Insofar as this indemnity agreement may permit indemnification for liabilities under the 1933 Act of any person who is a partner of a Underwriter or who controls an underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and who, at the date of this Agreement, is a director or officer of the Company or controls the Company within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act, such indemnity agreement is subject to the undertaking of the Company in the Registration Statement under Item 14.

         (b) INDEMNIFICATION OF COMPANY, DIRECTORS AND OFFICERS. Each Underwriter severally agrees to indemnify and hold harmless the Company, CHS and their respective directors, each of the officers of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a)(1) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman Sachs expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (c) ACTIONS AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a)(1) above, counsel to the indemnified parties shall be selected by Goldman Sachs, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(1)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         SECTION 7. CONTRIBUTION.

         If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and CHS on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and CHS on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company and CHS on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on such cover.

         The relative fault of the Company and CHS on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company, CHS and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company or CHS, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and CHS. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

         SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.

         All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, CHS or any of their subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

         SECTION 9. TERMINATION OF AGREEMENT.

         (a) TERMINATION; GENERAL. The Underwriters may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of Goldman Sachs, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or
(iv) if a banking moratorium has been declared by either Federal or New York authorities.

         (b) LIABILITIES. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

         SECTION 10. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS.

         If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Underwriters shall not have completed such arrangements within such 24-hour period, then:

         (a) if the principal amount of Defaulted Securities does not exceed 10% of the principal amount of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

         (b) if the principal amount of Defaulted Securities exceeds 10% of the principal amount of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery, shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which occurs after Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Underwriters or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

         SECTION 11. NOTICES.

         All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Underwriters at 32 Old Slip, 21st Floor, New York, New York 10005, Attention:
Registration Department, with a copy to Debevoise & Plimpton, 919 Third Avenue, New York, New York, Attention: Michael W. Blair and Steven J. Slutzky; and notices to the Company or CHS shall be directed to them at 155 Franklin Road, Suite 400, Brentwood, Tennessee 37027, Attention: Rachel A. Seifert, Senior Vice President, Secretary and General Counsel, with a copy to Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York 10004, Attention:
Jeffrey Bagner.

         SECTION 12. PARTIES.

         This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and CHS and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 13. GOVERNING LAW AND TIME.

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES THEREOF. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

         SECTION 14. EFFECT OF HEADINGS.

         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters, the Company and CHS in accordance with its terms.

                                      Very truly yours,

                                      COMMUNITY HEALTH SYSTEMS, INC.


                                      By: ______________________________________
                                           Name:
                                           Title:


                                      CHS/COMMUNITY HEALTH SYSTEMS, INC.


                                      By: ______________________________________
                                           Name:
                                           Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:

GOLDMAN, SACHS & CO.
MERRILL LYNCH, PIERCE, FENNER
         & SMITH INCORPORATED
CREDIT SUISSE FIRST BOSTON CORPORATION
BANC OF AMERICA SECURITIES LLC
J.P. MORGAN SECURITIES INC.
UBS WARBURG LLC

BY:      GOLDMAN, SACHS & CO.


By:
   ----------------------------------------
   Authorized Signatory

                                   SCHEDULE A

                                                             Principal Amount of
                                                                   Initial
                                                                 Securities
         Name of Underwriter                                   to Be Purchased
         -------------------                                   ---------------
Goldman, Sachs & Co........................................     $
Merrill Lynch, Pierce, Fenner & Smith Incorporated.........
Credit Suisse First Boston Corporation.....................
Banc of America Securities LLC.............................
J.P. Morgan Securities Inc.................................
UBS Warburg LLC............................................
                                                                ------------

Total......................................................     $250,000,000
                                                                ============

                                   SCHEDULE B

LIST OF PERSONS SUBJECT TO LOCK-UP

Forstmann Little & Co. Equity Partnership - V, L.P.
Forstmann Little & Co. Subordinated Debt and
         Equity Management Buyout Partnership - V-I, L.P.
Sheila P. Burke
Robert J. Dole
J. Anthony Forstmann
Theodore J. Forstmann
Dale F. Frey
Sandra A. Horbach
Harvey Klein, M.D.
Thomas H. Lister
Michael A. Miles
Wayne T. Smith
W. Larry Cash
John Fromhold
David Miller
Gary Newsome
Michael T. Portacci
Martin G. Schweinhart
T. Mark Buford
Rachael A. Seifert

                                                                     Exhibit A-1


                  FORM OF OPINION OF COMPANY'S GENERAL COUNSEL

                           TO BE DELIVERED PURSUANT TO

                                 SECTION 5(b)(i)

         [OPINION OF GENERAL COUNSEL OF COMMUNITY HEALTH SYSTEMS, INC.]


                                                               October ___, 2001

Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
Credit Suisse First Boston Corporation
Banc of America Securities LLC
J.P. Morgan Securities Inc.
UBS Warburg LLC
c/o Goldman, Sachs & Co.
85 Broad Street
New York, NY  10004

Ladies and Gentlemen:

         I am Senior Vice President, Secretary and General Counsel of Community Health Systems, Inc., a Delaware corporation (the "Company"), and CHS/Community Health Systems, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("CHS"). I am delivering this opinion pursuant to Section 5(b)(i) of the Underwriting Agreement, dated October , 2001 (the "Underwriting Agreement"), among the Company, CHS and Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse First Boston Corporation, Banc of America Securities LLC, J.P. Morgan Securities Inc., and UBS Warburg LLC. All capitalized terms used herein that are defined in, or by reference in, the Underwriting Agreement have the meanings assigned to such terms therein, or by reference therein, unless otherwise defined herein. With your permission, all assumptions and statements of reliance expressly set forth herein have been made without any independent investigation or verification on my part except to the extent otherwise expressly stated, and, except to the extent otherwise expressly stated, I express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

         In connection with this opinion, I have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company and CHS, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Company, CHS and others, in each case as I have deemed necessary or appropriate for the purposes of this opinion.

         In all such examinations, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to me as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, I have relied upon, and assume the accuracy of, the representations and warranties contained in the Underwriting Agreement and certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company, CHS and others and assume compliance on the part of all parties to the Underwriting Agreement with the covenants and agreements contained therein.

         Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, I am of the opinion that:

         1. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

         2. Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

         3. Except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of my knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

         4. All descriptions in the Prospectus of contracts and other documents to which the Company, CHS or their subsidiaries are a party, are accurate


                                     A-1-2
in all material respects; to the best of my knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

         5. None of the Company or CHS is in violation of its charter or by-laws.

         6. The Company, CHS and each of their subsidiaries and each of the hospitals owned, leased or operated by any of them have all necessary permits, licenses, certificates, approvals (including, without limitation, certification under the Medicare and Medicaid programs), accreditations (including, without limitation, accreditation by the Joint Commission on Accreditation of Healthcare Organizations) and other authorizations ("Governmental Licenses") (except where the failure to have such Governmental Licenses, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the business, operations or financial condition of the Company, CHS and their subsidiaries taken as a whole), to own their respective properties and to conduct their respective businesses as now being conducted.

         7. No filing, consent, approval, authorization, order, registration or qualification of or with any Tennessee court or governmental agency or body is required by or on behalf of the Company for the sale of the Securities or the Conversion Shares (when issued and delivered in accordance with the terms of the Securities and Indenture) or the consummation by the Company and CHS of the transactions contemplated by the Underwriting Agreement, the Securities or the Indenture, expect for such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws, rules and regulations in connection with the purchase and distribution of the Securities by the Underwriters.

         8. There is not pending or, to my knowledge, threatened any action, suit, proceeding, inquiry or investigation to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which would reasonably result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the transactions contemplated in the Underwriting Agreement, the Securities or the Indenture or the performance by the Company of its obligations thereunder; it being understood that I express no opinion with respect to any "qui tam" action as to which I have no knowledge of its pendency.


                                     A-1-3

         9. The statements in the Prospectus under "Business of Community Health Systems - Legal Proceedings," "Business of Community Health Systems - Government Regulations," "Business of Community Health Systems - Payment" and "Business of Community Health Systems - Compliance Program," in so far as they constitute summaries of legal matters or documents referred to therein, fairly summarize in all material respects the matters referred to therein.

         In the course of the preparation by the Company of the Registration Statement and the Prospectus, I attended conferences with certain of the officers and representatives of the Company and CHS, representatives of the independent public accountants for the Company and CHS and representatives of the Underwriter, at which the contents of the Registration Statement and the Prospectus were discussed. Between the date of effectiveness of the Registration Statement and the time of delivery of this opinion, I attended additional conferences with certain of the officers and representatives of, and the independent public accountants for, the Company and CHS, at which the contents of the Prospectus were discussed to a limited extent. Given the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process, I am not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, other than as set forth in paragraph 4 above. Subject to the foregoing and on the basis of the information I gained in the performance of the services referred to above, including information obtained from officers and other representatives of, and the independent accountants for, the Company and CHS, nothing has come to my attention that causes me to believe that, as of the time it became effective, the Registration Statement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as of their dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Also, subject to the foregoing, nothing has come to my attention in the course of proceedings described in the second sentence of this paragraph that causes me to believe that the Prospectus on the date and time of delivery of this letter contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. I express no view or belief, however, with respect to the financial statements, related notes and schedules thereto and other financial data included in or omitted from the Registration Statement or the Prospectus.

         The opinions expressed herein are limited to the federal laws of the United States of America, the laws of the State of Tennessee and, to the extent relevant to the opinions expressed herein, the General Corporation Law of the State of Delaware, each as currently in effect. The opinions expressed herein are given as of the date hereof, and I undertake no obligation to supplement this letter if any applicable laws change after the


                                     A-1-4
date hereof or if I become aware of any facts that might change the opinions expressed herein after the date hereof or for any other reason.

         The opinions expressed herein are solely for your benefit in connection with the Underwriting Agreement and may not be relied on in any manner or for any purpose by any other person or entity and may not be quoted in whole or in part without my prior written consent.

                                                     Very truly yours,


                                                     Rachel A. Seifert
                                                     Senior Vice President,
                                                     Secretary and General
                                                     Counsel


                                     A-1-5

                                                                     Exhibit A-2


                        FORM OF OPINION OF FRIED, FRANK,

                           HARRIS, SHRIVER & JACOBSON

                           TO BE DELIVERED PURSUANT TO

                                SECTION 5(b)(ii)

                                                                October __, 2001

Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
Credit Suisse First Boston Corporation
Banc of America Securities LLC
J.P. Morgan Securities Inc.
UBS Warburg LLC
c/o Goldman, Sachs & Co.
85 Broad Street
New York, NY  10004

Ladies and Gentlemen:

         We are acting as special counsel to Community Health Systems, Inc., a Delaware corporation (the "Company"), and CHS/Community Health Systems, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("CHS"), in connection with the underwritten public offering of $250,000,000 or ______% convertible subordinated notes due ______, 2008 of the Company (the "Securities") convertible into shares of common stock, par value $.01 per share (the "Common Stock"), of the Company. This opinion is delivered to you at the Company's request pursuant to Section 5(b)(ii) of the Underwriting Agreement, dated October __, 2001 (the "Underwriting Agreement"), among the Company, CHS and Goldman Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse First Boston Corporation, Banc of America Securities LLC, J.P. Morgan Securities Inc., and UBS Warburg LLC. All capitalized terms used herein that are defined in, or by reference in, the Underwriting Agreement have the meanings assigned to such terms therein, or by reference therein, unless otherwise defined herein. With your permission, all assumptions and statements of reliance expressly set forth herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

                                     A-1-6

         In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company and CHS, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Company, CHS and others, in each case as we have deemed necessary or appropriate for the purposes of this opinion.

         In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, the representations and warranties contained in the Underwriting Agreement and certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company, CHS and others, and assume compliance on the part of all parties to the Underwriting Agreement with the covenants and agreements contained therein. Insofar as statements herein are based upon our knowledge, such phrase means and is limited to the conscious awareness of facts or other information by lawyers in this Firm who gave substantive attention to the representation of the Company and CHS in connection with the Underwriting Agreement.

         With respect to the opinion expressed in the second sentence of paragraph 3 below, we have relied solely on the stock transfer records of the Company. With respect to the opinions expressed in paragraphs 11 and 12 below, our opinions are limited to our review of only those laws and regulations that, in our experience, are normally applicable to transactions of the type contemplated in the Underwriting Agreements. With respect to the opinion expressed in paragraph 8, we have relied solely on the oral advice of the Staff of the Securities and Exchange Commission (the "Commission") that the Commission has issued an order declaring the registration under the 1933 Act of the Securities effective and as to the absence of any stop order or any proceeding relating thereto.

         To the extent it may be relevant to the opinions expressed herein, we have assumed that the Trustee has the power and authority to enter into and perform its obligations under the Indenture and to consummate the transactions contemplated thereby and that the Indenture has been duly authorized, executed and delivered by, and constitutes the legal, valid and binding obligations of, the Trustee and is enforceable against the Trustee in accordance with its terms.

         Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

         1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware. CHS has been incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

         2. Each of the Company and CHS has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement, and, in the case of the Company, the Securities and the Indenture.

                                     A-2-2

         3. The Company has an authorized capitalization as set forth in the Prospectus under the caption "Capitalization". The outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable.

         4. The Securities to be purchased by the Underwriters from the Company pursuant to the Underwriting Agreement have been duly authorized and when executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement will be valid and binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits provided by the Indenture. The shares of capital stock of the Company initially issuable upon conversion of the Securities have been duly authorized and reserved for issuance and, when issued and delivered in accordance with the terms of the Securities and the Indenture, will be validly issued, fully paid and non-assessable. No holder of the Securities or the Conversion Shares will be subject to personal liability under the Delaware General Corporation Law by reason of being such a holder.

         5. The outstanding shares of Common Stock were not issued in violation of, and the issuance and sale of the Securities by the Company and the issuance of the Conversion Shares upon conversion of the Securities is not subject to preemptive or other similar rights arising under (i) the Delaware General Corporation Law, (ii) the Restated Certificate of Incorporation or the Amended and Restated By-laws of the Company, or (iii) any indenture, mortgage, deed of trust, loan agreement, other agreement or instrument, or court decree or order (including, without limitation, any settlement agreement) which has been filed as an exhibit to the Registration Statement or otherwise identified to us in a certificate provided by the Chief Financial Officer and the General Counsel of the Company as material to the Company and its subsidiaries taken as a whole (collectively, the "Identified Documents").

         6. The Underwriting Agreement has been duly authorized, executed and delivered by the Company and CHS.

         7. The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding instrument of the Company, enforceable against the Company in accordance with its terms.

                                     A-2-3

         8. The Registration Statement, [including any Rule 462(b) Registration Statement,] has been declared effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to our knowledge, threatened by the Commission. The Indenture has been qualified under the Trust Indenture Act. Any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b).

         9. The Registration Statement, [including any Rule 462(b) Registration Statement,] the Prospectus, [and each amendment or supplement to the Registration Statement and the Prospectus,] as of their respective effective or issue dates (other than the financial statements, related notes, supporting schedules and other financial data included therein or omitted therefrom, as to which we express no opinion) appeared on their face to be responsive as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Trust Indenture Act and the
Trust Indenture Act Regulations.

         10. The statements in the Prospectus under "Description of Notes," "Description of Capital Stock," "Description of Indebtedness," "Shares Eligible for Future Sale" and "Certain United States Federal Tax Consequences--Non-U.S. Holders" and the statements in the Registration Statement under Item 14, in so far as they constitute summaries of legal matters or documents referred to therein, fairly summarize in all material respects the matters referred to therein.

         11. No filing, consent, approval, authorization, order, registration or qualification of or with any United States, New York or, with respect to matters arising under the Delaware General Corporation Law, Delaware court or governmental agency or body is required by or on behalf of the Company for the issue or sale of the Securities or the Conversion Shares (when issued and delivered in accordance with the terms of the Securities and the Indenture) or the consummation by the Company and CHS of the transactions contemplated by the Underwriting Agreement or the Indenture, except the registration under the 1933 Act of the Securities and such consents, approvals, authorizations, orders, registrations or qualifications as (i) have been obtained under the Trust Indenture Act, (ii) may be required under the 1933 Act in connection with the shares of common stock of the Company issuable upon conversion of the Securities and (iii) may be required under state or foreign securities or Blue Sky laws, rules and regulations in connection with the purchase and distribution of the Securities by the Underwriters.

         12. The execution, delivery and performance by the Company and CHS of the Underwriting Agreement, the Securities and the Indenture, the consummation of the transactions contemplated by the Underwriting Agreement, the Securities and the Indenture and the issuance of the Conversion Shares (when issued and delivered in accordance with the terms of the Securities and the Indenture) do not and will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or

                                     A-2-4
constitute a default or a Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, CHS or any of their subsidiaries pursuant to (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) the provisions of the Restated Certificate of Incorporation or the Amended and Restated By-laws of the Company, (iii) the Delaware General Corporation Law or any present law, or present regulation of any government agency or authority, of the State of New York or the United States of America known by us to be applicable to the Company or any of its subsidiaries or their respective properties (except that we express no opinion in this paragraph 12 with regard to the anti-fraud provisions of any federal or state Securities laws or rules or regulations promulgated thereunder) or (iv) any court decree or order binding upon the Company or any of its subsidiaries or their respective properties (it being understood that with respect to the opinions in clauses (i) and (iv) of this paragraph, such opinions are limited to the Identified Documents).

         13. Other than as disclosed in the Prospectus, to our knowledge, there are no persons with registration rights or other similar rights to have any securities of the Company registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

         14. The Company is not an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

         In the course of our engagement to represent or to advise the Company, we have not become aware of any pending legal proceeding before, or pending investigation by, any court or administrative agency or authority or any arbitration tribunal of the United States or the State of New York against or directly affecting the Company, CHS or any of their respective subsidiaries or properties which seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief in connection with or which would materially adversely affect the legality, validity or enforceability of, the Underwriting Agreement or the transactions contemplated thereby. In making the foregoing statement, we have endeavored, to the extent we have believed necessary, to determine from lawyers currently in our Firm who have performed substantive legal services for the Company, whether such services involved substantive attention in the form of legal representation concerning pending legal proceedings or pending investigations of the nature referred to above. Beyond that, we have not made any review, search or investigation of public files or records or files or records of the Company, CHS or any of their respective subsidiaries or of their transactions, or any other investigation or inquiry with respect to the foregoing statement.

         In the course of the preparation by the Company of the Registration Statement and the Prospectus, we attended conferences with certain of the officers and other representatives of the Company and CHS, representatives of the independent public


                                     A-2-5
accountants for the Company and CHS and representatives of the Underwriters, at which the contents of the Registration Statement and the Prospectus were discussed. Between the date of effectiveness of the Registration Statement and the time of delivery of this opinion, we attended additional conferences with certain of the officers and representatives of, and the independent public accountants for, the Company and CHS, at which the contents of the Prospectus were discussed to a limited extent. Given the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, other than as set forth in paragraph 10 above. Subject to the foregoing and on the basis of the information we gained in the performance of the services referred to above, including information obtained from officers and other representatives of, and the independent accountants for, the Company and CHS, nothing has come to our attention that causes us to believe that, as of the time it became effective, the Registration Statement contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading, or that the Prospectus as of its dates contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Also, subject to the foregoing, nothing has come to our attention in the course of proceedings described in the second sentence of this paragraph that causes us to believe that the Prospectus on the date and at the time of delivery of this letter contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. We express no view or belief, however, with respect to the financial statements, related notes and schedules thereto and other financial data included in or omitted from the Registration Statement or the Prospectus.

         The opinions set forth above are subject to the following qualifications:

         A. With respect to the opinion expressed in paragraph 12 above: (i) we have made no independent investigation as to whether the Identified Documents, which are governed by the laws of any jurisdiction other than the State of New York, will be enforced as written under the laws of such jurisdiction; and (ii) we express no opinion with respect to any conflict with or any breach or violation of, or default under, any Identified Document
(x) not readily ascertainable from the face of such document, (y) arising under or based upon any cross-default provisions insofar as such conflict, breach, violation or default relates to a default under a document which is not an Identified Document, or (z) arising under or based upon any covenant of a financial or numerical nature or which requires arithmetic computation.

                                     A-2-6

         B. We express no opinion as to the validity, binding effect or enforceability of any provision of any agreement containing any purported waiver, release, variation of rights, or other agreement of similar effect (all of the foregoing, collectively, a "Waiver") by the Company under any of such agreements to the extent limited by provisions of applicable law (including judicial decisions), or to the extent that such a Waiver applies to a right, claim, duty, defense or ground for discharge otherwise existing or occurring as a matter of law (including judicial decisions), except to the extent that such a Waiver is effective under, and is not prohibited by or void or invalid under provisions of applicable law (including judicial decisions).

         C. We express no opinion as to the indemnity, contribution or exculpation law provisions of any agreement.

         D. The opinions expressed above are subject to the effect of, and we express no opinions herein as to, the application of state or foreign securities or Blue Sky laws or any rules and regulations thereunder.

         E. We express no opinion as to the enforceability of any provision of any agreement specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of such agreement.

         F. We express no opion as to the validity, binding effect or enforceability of any provision of any agreement relating to (i) forum selection or submission to jurisdiction (including any waiver of any objection to venue in any court or that a court is an inconvenient forum) to the extent the forum is a federal court or such provision is to be considered by any court other than a court of the State of New York, or (ii) choice of governing law to the extent that such provision is to be considered by any court other than a court of the State of New York or a federal district court sitting in the State of New York, in each case, applying the choice of law principles of the State of New York, or (iii) waivers of any rights to trial by jury.

         G. The opinions expressed herein are subject to (i) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance and other similar laws affecting creditors' rights and remedies generally and
(ii) general principles of equity including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.

         The opinions expressed herein are limited to the federal laws of the United States of America, the laws of the State of New York and, to the extent relevant to the opinions expressed herein, the General Corporation Law of the State of Delaware, each as currently in effect. The opinions expressed herein are given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof or for any other reason.

         The opinions expressed herein are solely for your benefit in connection with the Underwriting Agreement and may not be relied on in any manner or for any purpose by any other person or entity and may not be quoted in whole or in part without our prior written consent.

                                      Very truly yours,


                                      FRIED, FRANK, HARRIS, SHRIVER & JACOBSON


                                      By: _____________________________________
                                      Jeffrey Bagner


                                     A-2-7

[FORM OF LOCK-UP FROM DIRECTORS, OFFICERS OR OTHER STOCKHOLDERS PURSUANT TO
SECTION 5(J)]

                                                                       Exhibit B

                         COMMUNITY HEALTH SYSTEMS, INC.

                                LOCK-UP AGREEMENT

                               SEPTEMBER __, 2001

Goldman, Sachs & Co.
and to each of the Underwriters
named in the Underwriting Agreements
c/o Goldman, Sachs & Co.
85 Broad Street
New York, NY  10004

         Re:  Community Health Systems, Inc.- Lock-Up Agreement
              -------------------------------------------------

Ladies and Gentlemen:

         The undersigned understands that Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse First Boston Corporation, Banc of America Securities, LLC, J.P. Morgan Securities, Inc., and UBS Warburg LLC as the representatives (the "Representatives"), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the "Syndicate Members"), with Community Health Systems, Inc., a Delaware corporation (the "Company"), providing for a public offering of the Common Stock of the Company (the "Shares"). The undersigned further understands that Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse First Boston Corporation, Banc of America Securities, LLC, J.P. Morgan Securities, Inc., and UBS Warburg LLC (together with the Syndicate Members, the "Underwriters"), propose to enter into an Underwriting Agreement with the Company, providing for a public offering of convertible subordinated notes of the Company (the "Convertible Notes"). Each such offering will be made pursuant to a Registration Statement on Form S-1 filed on September 7, 2001 with the Securities and Exchange Commission (the "SEC"), as amended by Amendment No. 1 on September 21, 2001.

         In consideration of the agreement by the Underwriters to offer and sell the Shares and the Convertible Notes, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of the final Prospectus covering the public offering of the Shares and the date of the final Prospectus covering the public offering of the Convertible

Notes and continuing to and including the date 90 days after the date of each such final Prospectus, the undersigned will not, directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereinafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively the "Undersigned's Shares"), or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing.

         The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned's Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned's Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

         Notwithstanding the foregoing, the undersigned may transfer the Undersigned's Shares (i) as a BONA FIDE gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) if such transfer occurs by operation of law, such as rules of descent and distribution, statutes governing the effects of a merger or a qualified domestic order, provided that the transferee agrees to be bound in writing by the restrictions set forth herein or (iv) with the prior written consent of Goldman, Sachs & Co. on behalf of the Underwriters. For purposes of this Lock-Up Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; PROVIDED, HOWEVER, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Undersigned's Shares except in compliance with the foregoing restrictions.

         The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offerings. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors, and assigns.

                                                     Very truly yours,


                                                     ---------------------------
                                                     Exact Name of Shareholder


                                                     ---------------------------
                                                     Authorized Signature


                                                     ---------------------------
                                                     Title


                                      B-3